                         CONSECO, INC. AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges,
     Preferred Dividends and Distributions on Company-Obligated Mandatorily
    Redeemable  Preferred  Securities of Subsidiary Trusts - Consolidated  Basis
 for the nine months ended September 30, 1998 and the year ended December 31, 1997
                              (Dollars in millions)
                                                                          Nine months
                                                                             ended                 Year ended
                                                                         September 30,            December 31,
                                                                              1998                     1997
                                                                              ----                     ----
Pretax income from operations:
    Net income (loss)                                                      $  203.0                  $  866.4
    Add income tax expense                                                    287.1                     560.1
    Add extraordinary charge on extinguishment of debt                         42.6                       6.9
    Add minority interest                                                      60.4                      52.3
                                                                           --------                  --------

              Pretax income from operations                                   593.1                   1,485.7
                                                                           --------                  --------
Add fixed charges:
    Interest expense on annuities and financial products                      553.9                     697.1
    Interest expense on corporate debt, including amortization                120.6                     109.4
    Interest expense on finance debt                                          160.3                     160.9
    Interest expense on investment borrowings                                  51.9                      42.0
    Other                                                                        .4                        .7
    Portion of rental(1)                                                       11.0                      13.7
                                                                           --------                  --------

         Fixed charges                                                        898.1                   1,023.8
                                                                           --------                  --------
         Adjusted earnings                                                 $1,491.2                  $2,509.5
                                                                           ========                  ========

         Ratio of earnings to fixed charges                                   1.66X                     2.45X
                                                                              =====                    ======
         Ratio  of  earnings  to  fixed  charges,   excluding  interest  on
             annuities and financial  products and interest expense on debt
             related to finance receivables and other investments             5.49X                    13.00X
                                                                              =====                    ======
         Ratio of earnings (excluding nonrecurring charge related
             to Green Tree of $688.0 million) to fixed charges                2.43X                     2.45X
                                                                              =====                    ======
         Ratio of earnings (excluding  nonrecurring charge related to Green
             Tree of $688.0 million) to fixed charges,  excluding  interest on annuities  and financial  products and interest  expense of
             debt related to finance receivables and other investments       10.71X                    13.00X
                                                                             ======                    ======
    Fixed charges                                                           $ 898.1                  $1,023.8
    Add dividends on preferred stock, including dividends
       on preferred stock of subsidiaries (divided by the rate
       of income  before minority interest and extraordinary
       charge to pretax income)                                                11.6                      40.4
    Add distributions on Company-obligated mandatorily
       redeemable preferred securities of subsidiary trusts                    92.2                      75.4
                                                                           --------                  --------

      Fixed charges                                                        $1,001.9                  $1,139.6
                                                                           ========                  ========
      Adjusted earnings                                                    $1,491.2                  $2,509.5
                                                                           ========                  ========

         Ratio of earnings to fixed charges, preferred dividends
           and distributions on Company-obligated mandatorily
           redeemable preferred securities of subsidiary trusts               1.49X                     2.20X
                                                                              =====                     =====
         Ratio of  earnings  to  fixed  charges,  preferred  dividends  and
           distributions  on   Company-obligated   mandatorily   redeemable
           preferred securities of subsidiary trusts, excluding interest on annuities  and financial  products and interest  expense on debt
           related to finance receivables and other investments               3.08X                     6.72X
                                                                              ======                    =====
         Ratio of earnings (excluding  nonrecurring charge related to Green
           Tree of $688.0  million) to fixed charges,  preferred  dividends and distributions on Company- obligated  mandatorily  redeemable
           preferred securities of subsidiary trusts                          2.18X                     2.20X
                                                                              =====                     =====

         Ratio of earnings (excluding  nonrecurring charge related to Green
           Tree of $688.0  million) to fixed charges,  preferred  dividends and distributions on  Company-obligated  mandatorily  redeemable preferred securities of subsidiary trusts, excluding interest on annuities  and financial  products and interest  expense on debt related to finance
                receivables and other investments                             5.99X                     6.72X
                                                                              =====                     =====

    (1)   Interest portion of rental is assumed to be 33 percent.

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